UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2020

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1573 Mallory Lane

Brentwood, Tennessee 37027

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 23, 2020, Quorum Health Corporation (the “Company”) was notified (the “March 2020 Notice”) by the New York Stock Exchange (the “NYSE”) that it was not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period.

Pursuant to Section 802.01C, the Company has a period of six months following the receipt of the March 2020 Notice to regain compliance with the minimum share price requirement. Section 802.01C requires the Company to notify the NYSE, within 10 business days of receipt of the March 2020 Notice, of its intent to cure this deficiency or be subject to suspension and delisting procedures. Under Section 802.01C, for the Company to regain compliance with the minimum share price requirement, the Company must have, on the last trading day of any calendar month during the six month cure period or on the last day of the cure period, (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on such date.

The March 2020 Notice represents the second instance that the Company was not in compliance with Section 802.01C. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 6, 2019, the Company received notice on December 3, 2019 that it was not in compliance with the continued listing standard set forth in Section 802.01C because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period. The Company regained compliance with this standard on January 31, 2020 because on such date it had (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on such date.

In addition, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 3, 2019, the Company received notice on April 30, 2019 that it was not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual because the Company’s average market capitalization was less than $50 million over a consecutive 30 trading-day period and the most recently reported stockholders’ equity of the Company was also less than $50 million. In connection with the April notice, on June 10, 2019, the NYSE accepted the Company’s 18-month plan with respect to the deficiency under Section 802.01B. The Company currently remains out of compliance with the continued listing standard set forth in Section 802.01B.

The Company’s common stock will continue to trade under the symbol “QHC”, subject to the Company’s compliance with the other listing requirements of the NYSE, but will continue to have the designation of “.BC” to indicate that the Company is not currently in compliance with NYSE continued listing standards.

Item 7.01	Regulation FD Disclosure

On March 27, 2020, the Company issued a press release announcing that it had received the notice of noncompliance with NYSE continued listing standards. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

No.	Description

99.1	Quorum Health Corporation Press Release, dated March 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUORUM HEALTH CORPORATION (registrant)

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Executive Vice President
and Chief Financial Officer (principal financial officer)

Date: March 27, 2020